UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.

On June 11, 2025, Warner Bros. Discovery, Inc. (the “Company”) announced that in relation to the Company’s previously announced cash tender offers and related consent solicitations by its wholly owned subsidiaries, Discovery Communications, LLC, WarnerMedia Holdings, Inc., Warner Media, LLC and Historic TW, Inc., it is intended that the early settlement right would be exercised, subject to receipt of requisite consents and the satisfaction or waiver of the other conditions specified in the Offer to Purchase and Consent Solicitation, dated June 9, 2025 (the “Offer to Purchase and Consent Solicitation Statement”). If the early settlement right is exercised, the early settlement date is expected to occur on June 30, 2025. On the early settlement date, the respective issuer will settle all notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on June 23, 2025, unless extended by us in our sole discretion or earlier terminated (the “Early Tender Deadline”) and accepted for purchase, and pay for consents validly delivered and not validly revoked at or prior to 5:00 p.m., New York City Time, on June 13, 2025, unless extended or earlier terminated by us (the “Consent Expiration Time”), in each case with respect to cash tender offers and related consent solicitations for which the conditions have been satisfied or waived and in accordance with the terms set forth in the Offer to Purchase and Consent Solicitation.

The complete terms and conditions of the cash tender offers and related consent solicitations are set forth in the Offer to Purchase and Consent Solicitation Statement, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the cash tender offers and related consent solicitations.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The cash tender offers and related consent solicitations are being made only by, and pursuant to the terms of, the Offer to Purchase and Consent Solicitation Statement. The cash tender offers and related consent solicitations do not constitute an offer to buy or the solicitation of an offer to sell any securities in any jurisdiction in which such offer or solicitation is unlawful. The cash tender offers and related consent solicitations are void in all jurisdictions where they are prohibited.

Cautionary Statement Regarding Forward-Looking Information
This Current Report on Form 8-K contains certain “forward-looking statements.” Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof.

Forward-looking statements include, without limitation, statements about the expected early settlement date, the timeline and terms of the cash tender offers and related consent solicitations, the future company plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are risks relating to satisfaction of conditions to the cash tender offers and related consent solicitations, whether the cash tender offers and related consent solicitations will be consummated in accordance with the terms set forth in the Offer to Purchase and Consent Solicitation Statement or at all and the timing of any of the foregoing. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the cash tender offers and related consent solicitations. Discussions of additional risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The Company is not under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2025	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Gunnar Wiedenfels
	Name:	Gunnar Wiedenfels
	Title:	Chief Financial Officer